UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On March 2, 2016, in connection with the Notes Offering, described in Item 8.01 below, GameStop Corp. (the “Company”) is disclosing certain information regarding the offering to prospective investors in a confidential preliminary offering memorandum (the “Preliminary Offering Memorandum”).  Although complete financial information is not yet available, the Preliminary Offering Memorandum includes preliminary estimates of certain financial results for the fourth quarter of fiscal 2015. This information is included under the heading “Recent Developments-Certain Preliminary Financial Results for the Fourth Quarter of Fiscal 2015” in Exhibit 99.1 attached hereto and incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
The Preliminary Offering Memorandum updates certain summary descriptions of the Company's business and provides certain additional summary and selected financial data that was not previously disclosed. This information is included herewith as Exhibit 99.1 and incorporated herein by reference.
The information disclosed under Items 2.02 and 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Items 2.02 and 7.01 shall not be deemed an admission by the Company as to the materiality of such information.
Item 8.01.    Other Events.
On March 2, 2016, the Company issued a press release announcing that it intends to offer and sell $400 million in aggregate principal amount of its unsecured senior notes due 2021 (the “Notes”) to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act (the “Notes Offering”). The Company intends to use the net proceeds from this offering for general corporate purposes, which will likely include acquisitions and, potentially, dividends and stock buybacks. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Notes are expected to be eligible for resale in the United States only to qualified institutional buyers and outside the United States to non-U.S. persons in compliance with Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Forward-Looking Statements
This Form 8-K, including Exhibits 99.1 and 99.2, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected offering and sale of our notes. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: adjustments resulting from the completion of our final closing procedures and audit; the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of and consumer demand for new and pre-owned video game titles; the risks associated with international operations, wireless industry partnerships and operations; the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on March 30, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Excerpts from the Preliminary Offering Memorandum dated March 2, 2016 in connection with the Notes Offering.

99.2	Press Release dated March 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 2, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer